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                                                            Exhibit 7


             Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 5 to the Registration Statement (Form S-6
No. 333-46113) pertaining to LLANY Separate Account R for Flexible Premium Variable Life Insurance, and to the use therein of our reports dated
(a) March 10, 2000, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York, and (b) March 24, 2000, with respect to the financial statements of LLANY Separate Account R for Flexible Premium Variable Life Insurance.


/s/Ernst & Young LLP


Fort Wayne, Indiana
April 24, 2000